Exhibit 99.1

FOR IMMEDIATE RELEASE

QUAINT OAK BANCORP, INC. DECLARES
QUARTERLY CASH DIVIDEND

Southampton, Pa., October 10, 2019 – Quaint Oak Bancorp, Inc. (OTCQX: QNTO) (the "Company"), the holding company for Quaint Oak Bank, announced today that its Board of Directors at their meeting on October 9, 2019, declared a quarterly cash dividend of $0.09 per share on the common stock of the Company payable on November 4, 2019, to the shareholders of record at the close of business on October 21, 2019.

Quaint Oak Bancorp, Inc. is the parent company for the Quaint Oak Family of Companies.  Quaint Oak Bank, a Pennsylvania-chartered stock savings bank and wholly-owned subsidiary of the Company, headquartered in Southampton, Pennsylvania and the Bank’s subsidiary companies conduct business through two regional offices located in the Delaware Valley and Lehigh Valley markets, a Philadelphia location and a New Britain Township location.  Quaint Oak Bank’s subsidiary companies include Quaint Oak Abstract, LLC, Quaint Oak Insurance Agency, LLC, Quaint Oak Mortgage, LLC and Quaint Oak Real Estate, LLC.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  We undertake no obligation to update any forward-looking statements.

Contact:
Quaint Oak Bancorp, Inc. Robert T. Strong, President and Chief Executive Officer (215) 364-4059